UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 30, 2011

LAWSON PRODUCTS, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-10546	36-2229304
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1666 E. Touhy Avenue, Des Plaines, Illinois		60018
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(847) 827-9666

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On October 3, 2011, Lawson Products, Inc. (the "Company") issued a press release announcing that it had entered into an Amendment to the Credit Agreement dated August 21, 2009 between the Company and The PrivateBank and Trust Company ("Amended Credit Agreement"). The Amended Credit Agreement extends the term of the $55.0 million credit facility, which includes an additional $20.0 million accordion feature, to October 1, 2016. The Amended Credit Facility decreases the interest rate spreads and the unused line fee, increases the annual allowable dividends from $7.0 million to $10.0 million, increases the allowance for acquisitions and reduces the minimum working capital to total debt ratio from 2.0 to 1.75.

The description of the terms of the Amended Credit Agreement above is qualified in its entirety by reference to the full text of the Amended Credit Agreement which is incorporated by reference to this Current Report on Form 8-K as Exhibit 10.1. A copy of the Press Release dated October 3, 2011 is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Current Report on Form 8-K with respect to the Amendment to Credit Agreement is incorporated by reference into this Item 2.03

Item 9.01 Financial Statements and Exhibits.

d) Exhibits.

10.1 Fifth Amendment to Credit Agreement dated September 30, 2011, by and among Lawson Products, Inc. and certain of its subsidiaries and The PrivateBank and Trust Company.

99.1 Press Release dated October 3, 2011

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAWSON PRODUCTS, INC.

October 4, 2011	By:	Ronald J. Knutson

Name: Ronald J. Knutson
Title: Senior Vice President, Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Fifth Amendment to Credit Agreement dated September 30, 2011, by and among Lawson Products, Inc. and certain of its subsidiaries and The PrivateBank and Trust Company.
99.1	Press Release dated October 3, 2011.